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                                                                  Exhibit 10.18

                                AMENDMENT NO. 3
                                       TO
                   AGREEMENT OF SEVERANCE, WAIVER AND RELEASE

     This Amendment No. 3 to Agreement of Severance, Waiver and Release (this "Amendment") is made as of April 13, 2000, between UBICS, Inc., a Delaware corporation ("UBICS"), and Manohar B. Hira ("Hira").

                                    PREAMBLE:

     UBICS and Hira are parties to an Agreement of Severance, Waiver and Release dated March 18, 1999, as amended on December 1, 1999 and March 31, 1999 (the "Severance Agreement"), which sets forth the terms of Hira's retirement from employment with UBICS. The parties wish to amend further the Severance Agreement to provide for the continued employment of Hira by UBICS on a quarter-to-quarter basis following the Termination Date.

     Therefore, UBICS and Hira, intending to be legally bound, agree as follows:

     1. Notwithstanding the provisions of Section 1 of the Severance Agreement, Hira shall continue to be employed by UBICS on a quarter-to-quarter basis from and after the Termination Date, and during such time Hira shall receive compensation and benefits pursuant to, and Hira and UBICS shall be bound by the other terms of, the Employment Agreement, except as otherwise provided in this Amendment or in the Severance Agreement, as amended hereby. Either UBICS or Hira may elect to terminate Hira's employment effective as of the last day of any calendar quarter (March 31, June 30, September 30 or December 31) by giving to the other party written notice of such intent to terminate at least 15 days prior to end of the calendar quarter when such termination is to be effective. The effective date of such termination shall be the "Final Termination Date" for purposes of the Severance Agreement and this Amendment. On the Final Termination Date, except as otherwise provided in the Severance Agreement, as amended hereby, the Employment Agreement shall terminate and be of no further force and effect and the parties shall be released from all of their obligations under the Employment Agreement.

     2. Effective as of April 1, 2000, Hira's base compensation under the Employment Agreement shall be at the rate of $15,000 per month.

     3. Except as set forth above, the Severance Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.



                                           ----------------------------------
                                           Manohar B. Hira


                                           ----------------------------------
                                           UBICS, Inc.



                                           By:
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                                           Name:
                                                -----------------------------
                                           Title:
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